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                                                                    EXHIBIT 23.3

                CONSENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO.


        We hereby consent to the use of our report dated February 2, 1996 relating to the consolidated financial statements of FNB Bancshares, Inc. and Subsidiary as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 included in this Registration Statement on Form S-4 and to the reference to our firm under the heading "Experts" in the Prospectus.




McNAIR, MCLEMORE, MIDDLEBROOKS & CO.
Macon, Georgia


May 13, 1996





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